Exhibit 10.6

                          ADMINISTRATION AGREEMENT


                                  between


                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC


                                    and


                        GOLDMAN SACHS PRINCETON LLC

                          ADMINISTRATION AGREEMENT

     AGREEMENT made as of the 1st day of March, 2002, between GOLDMAN SACHS HEDGE FUND PARTNERS, LLC, a limited liability company organized under the laws of the State of Delaware ("GSHFP LLC"), and GOLDMAN SACHS PRINCETON LLC, a limited liability company organized under the laws of the State of Delaware (the "Administrator").

                                WITNESSETH:

     WHEREAS, GOLDMAN SACHS HEDGE FUND PARTNERS, LLC desires to retain the Administrator to render certain financial, accounting and administrative services on behalf of Goldman Sachs Hedge Fund Partners, LLC in the manner and on the terms herein set forth and the Administrator has agreed to render such services.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goldman Sachs Hedge Fund Partners, LLC and the Administrator hereby agree as follows:

     PART I. SERVICES OF THE ADMINISTRATOR

     1.1 Financial, Accounting and Administrative Duties. The Administrator shall be responsible for performing the following financial, accounting and administrative duties and functions necessary or appropriate in connection with the activities of GSHFP LLC:

     (a) establishing and maintaining such bank, brokerage, custodian and other accounts as may be necessary or advisable and to transfer funds and securities on behalf of GSHFP LLC;

     (b) computing periodic estimates of the Net Asset Value of series of Units of GSHFP LLC ("Units"), and reporting such to GSHFP LLC in accordance with the reasonable instructions of GSHFP LLC;

     (c) computing the monthly Net Asset Value of series of Units as of the close of business on the last day of each month, and reporting such to GSHFP LLC in accordance with the reasonable instructions of GSHFP LLC;

     (d) preparing and maintaining all customary financial and accounting books and records in appropriate form and in sufficient detail to support an annual independent audit of the financial condition of GSHFP LLC, and the administration thereof; and

     (e) preparing and delivering periodic reports to GSHFP LLC for distribution to its investors.

     1.2 Registrar and Transfer Agent. The Administrator may act as or engage, subject to the consent and continuing approval of GSHFP LLC, which consent may be revoked at any time, an agent to act as registrar and transfer agent (the "Registrar and Transfer Agent") with respect to the Units and, in that capacity, the Registrar and Transfer Agent, shall:

     (a) maintain a register or registers of the holders of Units (the "Members") in GSHFP LLC (the "Registers") and without prejudice to the generality of the foregoing enter on each such Register all original issues or allotments of Units and all transfers of such Units, prepare all such lists of Members of GSHFP LLC and supply all such information relating thereto, as the Directors may from time to time require; register probates, letters of administration, powers of attorney, certificates of death or marriage and other documents; and hold the said Register or Registers open to inspection at the transfer office of GSHFP LLC on weekdays (Saturdays and Public Holidays excepted) during usual business hours;

     (b) prepare and issue all dividend warrants and other instruments representing moneys due to members and maintain a record of dividend mandates, and other instructions received by it from holders, regarding Units;

     (c) take reasonable and proper precautions for the safe custody of the Register and of all other documents held by it in the performance of its duties;

     (d) carry out the issue, transfer and redemption of Units both per Share and for GSHFP LLC as a whole, and timely communicate the same to GSHFP LLC;

     (e) carry out procedures associated with the issuance of non-certificated Units;

     (f) forthwith on receipt pay to or deposit with or to the order of GSHFP LLC all moneys and securities received on behalf of GSHFP LLC;

     (g) within the guidelines laid down by GSHFP LLC deal with and reply to all correspondence and other communications addressed to GSHFP LLC in relation to the subscription, exchange, replacement, purchase or transfer (and where relevant conversion) of Units in GSHFP LLC;

     (h) dispatch to the Members and Ernst & Young, LLP, auditors of GSHFP LLC (the "Auditors"), and to any other person entitled to receive the same, copies of such notices, reports, financial statements and other written material supplied to it by or on behalf of GSHFP LLC or as may be requested by or on behalf of GSHFP LLC;

     (i) arrange for a representative of the Registrar and Transfer Agent to attend at board meetings and general meetings of GSHFP LLC when so required by GSHFP LLC in order to provide information or record keeping services and assemble any documentation required at or in connection with such meetings;

     (j) mail to members notices, proxies and proxy statements prepared by or on behalf of GSHFP LLC in connection with the holding of meetings of members;

     (k) act as may be required by GSHFP LLC from time to time as proxy agent in connection with the holding of meetings of Members, receive and tabulate votes cast by proxy and communicate to GSHFP LLC the results of such tabulation accompanied by the appropriate certificates;

     (l) have power to incur on behalf of GSHFP LLC such amounts as may be required from time to time by it in order to enable it to perform its duties hereunder for the account of GSHFP LLC and discharge other proper expenses of GSHFP LLC to be borne by GSHFP LLC;

     (m) supply to the Directors, upon request, such information in connection with GSHFP LLC or any Units therein as may be in its possession or may reasonably be obtained or provided by it;

     (n) at any time during the Registrar and Transfer Agent's business hours permit the Auditors and any duly appointed agent or representative of GSHFP LLC at the expense of GSHFP LLC to audit or inspect the Registrar and any other documents or records kept by and still in the possession of the Registrar and Transfer Agent hereunder and make available all such documents and records in its possession to such Auditors, agent or representative during business hours whenever reasonably required to do and afford all such information, explanations and assistance as such Auditors, agent or representative may require;

     (o) assist in the maintenance of the records and accounts of GSHFP LLC in such manner as will enable GSHFP LLC to publish yearly and monthly its financial statements as may be required;

     (p) assist as required by GSHFP LLC in the annual report and accounts of GSHFP LLC and any other accounting statements to be sent to the Members of GSHFP LLC; and

     (q) generally perform other incidental duties as would be necessary to its duties under the Transfer Agency Agreement;

PROVIDED THAT in all such cases the duties are carried out in accordance with the constitutional documents of GSHFP LLC and in accordance with any applicable law.

     1.3  Compensation
          ------------

     As compensation for its services to GSHFP LLC, the Administrator shall receive a monthly fee equal to approximately (0.0167%) of the month-end net assets of the GSHFP LLC, less the net assets attributed to the Class B Units (which Class of Units for the avoidance of doubt will not be charged any fee) (which equals twenty basis points (0.20%) per annum). For purposes of determining this fee, net assets shall not be reduced to reflect any current month Management Fee or year to date accrued Incentive Fee.

     (a) Such fees shall be payable monthly in arrears.

     (b) The parties agree that the agreed upon fees are subject to immediate renegotiation if at any time GSHFP LLC begin trading instruments other than those disclosed to the Administrator on the date hereof. In such event, the parties agree to negotiate in good faith.

     PART II. GENERAL PROVISIONS

     2.1 Delivery of Documents. GSHFP LLC agrees to deliver to the Administrator true copies of all documents and information as the Administrator shall reasonably request from time to time in connection with the discharge of its duties hereunder.

     2.2  Reasonable Reliance. In the performance of its duties specified in
Part I of this Agreement, the Administrator is relying upon the determination of GSHFP LLC that all fees and expenses incurred by GSHFP LLC are reasonable and legal.

     2.3 Personnel. The Administrator shall at all times and at its own expense maintain and make available to GSHFP LLC qualified accounting and clerical personnel suitable for the performance of the duties of the Administrator.

     2.4 Scope of Liabilities. The Administrator shall not be liable to GSHFP LLC or the investors of GSHFP LLC for any loss, damage, expense or claim occasioned by any act or omission of the Administrator in connection with the performance of its services hereunder, other than as a result of its gross negligence, willful misconduct or reckless disregard of its duties hereunder.

     2.5 Indemnification. GSHFP LLC shall indemnify the Administrator (which shall include solely for the purposes of this Section 2.5 the Administrator's directors, officers, employees, agents and Members) against, and hold it harmless form, any expense, loss, liability or damage arising out of any claim asserted or threatened to be asserted by any third party in connection with the Administrator's serving or having served as such pursuant to this Agreement; provided, however, that the Administrator shall not be entitled to such indemnification with respect to any expense, loss, liability or damage which was caused by the Administrator's own gross negligence, willful misconduct or reckless disregard of its duties hereunder.

     2.6 Books and Records. All books, records and other written documents received or prepared by the Administrator on behalf of GSHFP LLC shall be the exclusive property of GSHFP LLC. Except as otherwise authorized by GSHFP LLC, all such books, records and other written documents (other than those which are not of a material nature) shall be preserved by the Administrator for a period of at least six years or until they are delivered to duly appointed successors to the Administrator upon termination of this Agreement.

     2.7 Confidential Relationship. Except as contemplated by this Agreement or as otherwise required by law, the Administrator shall treat all information pertaining to the investments, ownership and business affairs of GSHFP LLC as confidential and shall not disclose such information to any persons other than officers, auditors, legal advisors or other authorized agents of GSHFP LLC.

     2.8 Non-Exclusivity. The nature of the duties of the Administrator hereunder shall not preclude the Administrator from providing services of a comparable nature to any other person. In addition, it is understood that the individuals who will participate on behalf of the Administrator in the performance of its duties under this Agreement will not necessarily devote their full time thereto, and nothing contained herein shall be deemed to limit or otherwise restrict or affect their right to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

     2.9 Term and Termination. This Agreement shall have an initial term of twelve months commencing as of the date of this Agreement and thereafter shall be automatically renewed for successive terms of twelve months each, unless sooner terminated by any party at any time, without penalty, upon not less than thirty (30) days written notice to the other parties.

     2.10 Assignment. This Agreement may not be assigned by either of the parties without the prior written consent of the other party.

     2.11 Waiver or Modification. The provisions of this Agreement shall not be waived or modified other than by means of a writing signed by the party to be charged with such waiver or modification.

     2.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     2.13 Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be delivered, telexed or telecopied and confirmed in writing, sent by registered air mail, to the requisite party, at its address as follows:

               If to Administrator:
               -------------------
               Goldman Sachs Princeton LLC
               701 Mt. Lucas Road
               Princeton, New Jersey 08540
               Attention:  General Counsel
               Telefax:  (609) 497-5720

               If to GSHFP LLC:
               ---------------
               Goldman Sachs Hedge Fund Partners, LLC
               701 Mt. Lucas Road
               Princeton, New Jersey 08540
               Telefax:  (609) 497-5720


or to such other address as to which the party receiving the notice shall have notified the other party in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                  GOLDMAN SACHS HEDGE FUND PARTNERS, LLC


                  By: /s/ Kent A. Clark
                     -----------------------------------------
                     Name:   Kent A. Clark
                     Title:  Director


                  GOLDMAN SACHS PRINCETON LLC


                  By: /s/ Tobin V. Levy
                     -----------------------------------------
                     Name:   Tobin V. Levy
                     Title:  Managing Director and
                             Chief Financial Officer